CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297466 on Form S-6 of our report dated August 28, 2026, relating to the financial statement of FT 13193, comprising NextGen Communications and Technology Portfolio, Series 32, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 28, 2026